CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement (File No. 33-93925) for The Innovative Funds of our report dated February 23, 2000 and all references to our firm included in or made a part of this Amendment.




     McCurdy & Associates CPA's, Inc.
     February 23, 2000